UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 13, 2020
(Date of earliest event reported)

VASO CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

137 Commercial Street, Suite 200, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 997-4600

                                                                                                  .
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On April 13, 2020, Registrant received funding of a $3,610,900 Note (the “Note”) issued by PNC Bank, National Association (“PNC”) pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act’s Paycheck Protection Program (the “Program”). Amounts outstanding on the Note are at the annual interest rate of 1%. During the first six months of the Note, there is no principal nor interest required to be paid. Thereafter, to the extent the Note is not forgiven under the Program, the outstanding balance of the Note converts to an amortizing term loan payable monthly over an eighteen month period. The Note can be prepaid at any time without penalty.

Registrant may apply to PNC for forgiveness of the Note in an amount equal to the sum of the following costs incurred by Registrant during the eight week period beginning on the date of first disbursement of the Note proceeds: (a) payroll costs; (b) any payment of interest on a covered mortgage obligation; (c) any covered rent payment; and (d) any covered utility payment. The amount of forgiveness is calculated in accordance with the requirements of the Program. In this regard, no more than 25% of the amount forgiven can be attributable to non-payroll costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASO CORPORATION

Date: April 16, 2020	By:	/s/ Jun Ma
Jun Ma
Chief Executive Officer and President